Exhibit 10.3

Second Amendment of Employment Agreement

This Second Amendment of Employment Agreement dated May     , 2011 (“Amendment”) is by and between John O’Rourke (the “Executive”) and Lime Energy Co., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated June 10, 2008 by and between Executive and Applied Energy Management, Inc., a Massachusetts corporation, as previously amended and as assigned to the Company on June 3, 2010 (the “Employment Agreement”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement; and

WHEREAS, the Company and Executive desire to change the position and terms of employment of Executive and wish to amend certain terms and conditions of the Employment Agreement as further described herein;

NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto hereby agree to the following amendment of the Employment Agreement:

1.               Amendment.

a.               The first two paragraphs of Section 1 of the Employment Agreement are revised and replaced with the following:

“The Company agrees to employ the Executive as Chief Executive Officer and President of the Company and the Executive hereby accepts such employment, on and subject to the terms of this Agreement.  The Executive shall report to and be subject to the authority and direction of the Board of Directors of the Company, and shall have such other responsibilities as may from time to time be reasonably prescribed by the Company’s Board of Directors.

The Executive accepts such employment and agrees to concentrate all of his professional time and efforts to the performance of services for the Company in his capacity as Chief Executive Officer and President and the performance of such other services and responsibilities as the Company’s Board of Directors may from time to time stipulate and which shall not be inconsistent with the position of Chief Executive Officer and President.  Without limiting the generality of the foregoing, the Executive ordinarily shall devote not less than five (5) days per week (except for vacations and regular business holidays observed by the Company) on a full-time basis, during normal business hours Monday through Friday.”

b.              The first sentence of Section 3 of the Employment Agreement is revised and replaced with the following:

“During the term of this Agreement, Executive shall be paid a base salary (the “Salary”) at the annual rate of $285,000 as compensation for all services to the Company.”

c.               Section 7.a.(iii) of the Employment Agreement is revised and replaced with the following:

“(iii)        The Executive agrees that, during the time of his employment with the Company and for a period of one (1) year after the termination of the Executive’s employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not, except on behalf of the Company, anywhere in the United States of America:”

d.              All references in the Employment Agreement to “Company’s Board of Directors”, “the Board”, “Board of Directors”, or “Lime’s Board” shall refer to the Board of Directors of the Company.

2.               All other provisions of the Employment Agreement shall remain in full force and effect.

3.               This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

4.               This Assignment may be executed in any number of counterparts, by original signature or facsimile, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one document.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of Employment Agreement as of the date first written above.

LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz
Name:	Jeffrey Mistarz
Title:	Chief Financial Officer

JOHN O’ROURKE, individually, as the “Executive”

/s/ John O’Rourke
John O’Rourke